UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 1, 2010

AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 732-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 1, 2010, American Campus Communities, Inc. (the “Company”) consummated the closing of the previously-announced transaction contemplated by the Agreement for Assignment of LLC Interests with GF III/ACC LLC.  At closing, the Company indirectly acquired the 90% interest in ACC/GF III Student Housing Associates III, LLC (an existing joint venture in which the Company owned a 10% interest) not currently owned by the Company.  The aggregate consideration for this transaction is approximately $74.9 million in cash (which includes a credit for estimated cash on hand) and the assumption of approximately $180.9 million in mortgage debt (which represents the additional 90% share of the total mortgage debt of the joint venture of $201.0 million).

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

   The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)	Pro Forma Financial Information.

  The financial information required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 7, 2010	AMERICAN CAMPUS COMMUNITIES, INC.

		By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer